KEY-MAN EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (hereinafter "Agreement") is made in Monterey, California, dated and effective September 21, 1994, by and between THINKING TOOLS, INC., a California Corporation (hereinafter the "Company'), and JOHN HILES (hereinafter "Executive").

Recitals

A. Executive has participated in the organization of the Company and its business.

B. Executive is expected to continue to make a major contribution to the profitability, growth and financial strength of the Company.

C. The Company considers the continued services of the Executive to be in the best interest of the Company and its shareholders and desires to assure the continued services of the Executive on behalf of the Company on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.

D. Executive is willing to remain in the employ of the Company under the terms and conditions hereof and upon the understanding that the Company will provide him with the income security herein if his employment is terminated by the Company without cause or if he voluntarily terminates his employment for good reason.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties to this Agreement hereby agree as follows:

Agreement

1. Employment. The Company hereby agrees to employ Executive as President and Chief Executive Officer of the Company. Executive accepts such employment and agrees to be subject to the general supervision, orders, advice and direction of the Board of Directors of the Company in a manner consistent with the Articles of Incorporation and By-Laws of the Company.

2. Terms of Employment and Compensation. Executive's term of employment (the "Employment Term") hereunder shall start on the date first written above and continue until such employment terminates pursuant to Section 7 hereof. In consideration for providing services hereunder Executive shall be compensated through the salary and bonus provisions of Section 3.

3. Salary and Bonus. Executive's salary for the first year hereunder shall be equivalent to that paid to Executive from the period of January 1, 1994 to the date hereof, or greater, as is determined in good faith by the Board of Directors. Thereafter


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during the Employment Term, Executive's salary may be increased at the discretion of the Company's Board of Directors. Executive's salary shall be payable on the Company's regular salary payment dates. In addition, within 90 days after the end of each fiscal year during the Employment Term, Executive may receive a bonus, at the discretion of the Board of Directors. The salary and bonus payments hereunder shall be subject to withholding and any other applicable tax law.

4. Salary Guarantee. The Company shall pay to Executive the salary set forth in
Section 3 for the full Employment Term or any extensions thereof pursuant to
Section 7(a) (or a pro rata portion thereof in the event the Executive's employment is terminated pursuant to Section 7 (b) or 7 (c) hereof prior to the completion of the full Employment Term or any extension thereof). All such salary payments are hereinafter referred to as the "Guaranteed Payments."

a. None of the Guaranteed Payments described in this Section shall prevent the Executive from receiving the Termination Benefits described in Section 13 of the Agreement.

b. All Guaranteed Payments described in this Section 4 and payable to the Executive shall be payable to the Executive's estate in the event of death of Executive.

c. In the event of death or any physical or mental disability which renders Executive unable to fulfill his duties pursuant to Section 1 of this Agreement, all Guaranteed Payments shall be made to Executive's spouse, his attorney in fact, his personal representative, his guardian, or any other such person legally authorized to receive monetary payments due and owing to Executive. Further, in the event of death, any physical or mental disability which renders Executive unable to fulfill his duties hereunder or involuntary termination of Executive by the Company, without cause, the Company shall, in good faith, liquidate Executive's investment in the Company and payment therefore shall be made to Executive, Executive's spouse, his attorney in fact, his personal representative, his guardian, or any other such person legally authorized to receive monetary payments due and owing to Executive. If the Company does not possess sufficient funds to make a good-faith liquidation, then the Company shall use its best efforts to find a buyer for the stock. The definition of "cause" shall include, but not be limited to, the definition of "cause. in the California Labor Code, and shall also include Executive's failure to submit to the general supervision, orders, advice and direction of the Board of Directors of the Company, and shall include failure of performance, within the sole discretion of the Board of Directors; provided, however, that "cause" shall not include termination because of an acquisition of the Company, which is provided for in paragraph 8 hereinbelow.


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5. Reimbursement for Expenses. The Company shall, during the Employment Term, reimburse Executive for all reasonable travel, business entertainment and other business expenses incurred by Executive in rendering services under this Agreement. Such reimbursement shall be subject to compliance with the applicable policies and procedures established by the Company.

6. Fringe Benefits. During the Employment Term, Executive shall be entitled to participate in the Company's corporate, medical and disability insurance plans. Executive shall be entitled to all other fringe benefits generally provided for salaried employees of the Company upon attaining eligibility as provided under such fringe benefit programs.

7. Termination. The Employment Term shall terminate on the first to occur of the following:

(a) the second anniversary of the date on which the Employment Term commenced; provided, however, that after such second anniversary, the Employment Term shall be extended each year thereafter for an additional one year period unless either party gives the other written notice at least 90 days before such extension of its intention not to renew the Agreement

(b) the 90th day after notice from the Company to Executive that Executive is considered to be permanently disabled due to his inability to perform his duties or fulfill his responsibilities hereunder, which inability existed for a period of 90 days or more before such notice; or

(c) the 90th day after Executive provides written notice to the Company terminating his employment by the Company.

Upon termination of Executive's employment pursuant to Section 7(c) hereof, Executive (or his estate) shall receive (i) any unpaid salary payments with respect to periods prior to the date of termination, and (ii) any termination, disability or death benefits to which he is entitled up until such termination under any employee benefit plan of the Company which is in effect at the time of, the termination of his employment. In other events of termination including death, disability or involuntary termination by the Company, without cause, executive shall continue to receive the Guaranteed Payments as if such termination had not occurred. Upon termination of Executive's employment by the Company with cause, Executive shall receive (i) any unpaid salary payments with respect to periods prior to the date of termination, and (ii) any termination, disability or death benefits to which he is entitled up until such termination under any employee benefit plan of the Company which is in effect at the time of, the termination of his employment. The definition of "cause" shall include, but not be limited to, the definition of "cause" in the California Labor Code, and shall also include Executive's failure to submit to the general supervision, orders, advice and direction of the Board of

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Directors of the Company, and shall include failure of performance, within the sole discretion of the Board of Directors; provided, however, that cause" shall not include termination because of an acquisition of the Company, which is provided for in paragraph 8 hereinbelow.

8. Termination Benefits for Acquisition of the Company. In addition to the payments Executive shall receive under Section 4 hereof in the event of the termination of his employment, the Company agrees to pay to the Executive the Termination Benefits specified in Section 9 hereof if (a) control of the Company is acquired (as defined in Section 10 (a) hereof) and (b) within three years after the acquisition of control occurs the Company terminates the employment of Executive for any reason other than pursuant to Section 7(b) or 7(c) hereof.

9. Termination Benefits. If Executive is entitled to termination benefits pursuant to section 8 hereof, the Company agrees to pay to Executive as termination compensation in a lump sum payment within five calendar days of the termination of Executive's employment an amount to be computed by multiplying
(a) two (2) by (b) Executive's average annual salary payable by the Company hereunder in each of the most recent five calendar years ending coincident with or immediately before the date on which control of the Company is acquired (or such portion of such period during which Executive was an employee of the Company). For purposes of this Agreement, employment and compensation paid by any direct or indirect subsidiary of the Company, if any, will be deemed to be employment and compensation paid by the Company.

a. The Termination Benefits described in this section are payable to the Executive regardless of any determination by the Company's independent public accountants that payments made pursuant to this section are or would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986 or any subsequent revisions in the Internal Revenue Code.

10. Definitions.

(a) As used in this Agreement, "acquisition of control" means attaining ownership of more than 50% of the shares of voting stock of the Company by any person or group (other than a person or group including Executive or with whom or which Executive is affiliated or who or which is an affiliate or subsidiary of the Company).

(b) As used in this Agreement, "cause" shall include, but not be limited to, the definition of "cause" in the California Labor Code, and shall also include Executive's failure to submit to the general supervision, orders, advice and direction of the Board of Directors of the Company, and shall include failure of performance, within the sole discretion of the Board of Directors;

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provided, however, that "cause" shall not include termination because of an acquisition of the Company, which is provided for in paragraph 8 hereinabove.

11. Additional Provisions Relating To Termination

(a) The Company shall not be entitled to set off against the amounts payable to Executive after termination of his employment with the Company any amounts earned by Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by Executive in other employment had he sought such other employment. Executive shall have no duty or obligation to mitigate the compensation due to him under this Agreement.

(b) Any purported termination by the Company or by Executive shall be communicated by written Notice Of Termination to the other party hereto in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of his Employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

12. Duty To Devote Full Time and To Avoid Conflict of Interest. Executive agrees that during the period of this agreement, Executive shall devote full-time efforts to his or her duties as an Executive of the Company. During the period of this agreement, Executive further agrees not to (i) solely or jointly with others undertake or join any planning for or organization of any business activity competitive with the business activities of the Company, and (ii) directly or indirectly, engage or participate in any other activities in conflict with the best interests of the Company.

13. Confidentiality.

a. Definition. During the term of this agreement with the Company, Executive will develop and will have access to and become acquainted with various trade secrets and other proprietary and confidential information which are owned by the Company and which are used in the operation of the Company's business. "Trade secrets and other proprietary and confidential information" consist of, for example, and not intending to be inclusive, (i) software (source and object code), algorithms, computer processing systems, techniques, methodologies, formulae, processes, compilations of information, drawings, proposals, job notes, reports, records, and specifications, and (ii) information concerning any matters relating to the business of the Company, any of its customers, customer contacts, licenses, the prices it obtains or has obtained for the licensing of its software products

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and services, or any other information concerning the business of the Company and Company's good will.

b. No Disclosure. Executive shall not disclose or use in any manner, directly or indirectly, any such trade secrets and other proprietary and confidential information either during the term of this Agreement or at any time thereafter, except as required in the course of employment with the Company.

14. Return of Material. Executive agrees that, upon request of the Company or upon termination of employment, Executive shall turn over to the Company all documents, disks or other computer media, or other material in his possession or under his control that (i) may contain or be derived from ideas, concepts, creations, or trade secrets and other proprietary and confidential information as set forth in paragraph 13 above, or (ii) connected with or derived from Executive's services to the Company.

15. Covenant Not To Compete.

a. Restriction. Executive agrees that he or she will not, during the course of employment or for a period-of two (2) years commencing upon the expiration of employment, voluntarily or involuntarily, directly or indirectly, anywhere in the world develop, or assist others to develop, software product(s) with functionality similar to the functionality of any software product(s) developed or under development by the Company. The term "develop software product(s)" shall mean design, create general or detailed functional or technical specifications for, create or write code for, enhance, debug or otherwise modify code for, or otherwise participate in the creation or modification of software product(s), including simulations and object oriented technology.

b. Executive's Acknowledgments and Agreements. Executive acknowledges and agrees that the software developed by the Company is or is intended to be marketed and licensed to customers worldwide. Executive further acknowledges and agrees to the reasonableness of this covenant not to compete and the reasonableness of the geographic area and duration of time which are a part of said covenant. Company also acknowledges and agrees that this covenant will not preclude Executive from becoming gainfully employed following termination of employment with the Company.

16. Inducing Employees To Leave The Company; Employment of Employees. Any attempt on the part of Executive to induce others to leave the Company's employ, or any effort by Executive to interfere with the Company's relationship with its employees would be harmful and damaging to the Company. Executive agrees that during the term of employment and for a period of two (2) years thereafter, Executive will not in any way, directly or indirectly (i) induce or attempt to induce any employee of the Company to quit employment with the Company; (ii) otherwise interfere with or

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disrupt the Company's relationship with its employees; (iii) solicit, entice, or hire away any Executive of the Company; or (iv) hire or engage any employee of the Company or any former employee of the Company whose employment with the Company ceased less than one (1) year before the date of such hiring or engagement.

17. Nonsolicitation of Business. For a period of two (2) years from the date of termination of employment, Executive will not divert or attempt to divert from the Company any business the Company had enjoyed or solicited from its customers during the term of Executive's employment by the Company.

18. Remedies - Injunction. In the event of a breach or threatened breach by Executive of any of the provisions of this Agreement, Executive agrees that the Company -- in addition to and not in limitation of any other rights, remedies, or damages available to the Company at law or in equity -- shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Executive or by Executive's partners, agents, representatives, servants, Executives, and/or any and all persons directly or indirectly acting for or with Executive.

19. Severability. In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to the time period or scope of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period.

20. Governing Law. This Agreement shall be construed and enforced according to the laws of the State of California. All legal actions arising under this Agreement shall be instituted in, and both the Company and Executive consent to jurisdiction in, California.

21. Expenses Any legal fees and expenses incurred by reason of any dispute between the parties as to the enforceability of the terms contained in this Agreement shall be the sole responsibility of the party incurring such fees and expenses, provided, that each party agrees to comply with the terms of any final judgement of a court of competent jurisdiction finding such party liable for the legal fees and expenses incurred by the other party in connection with any such dispute.

22. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the employment of Executive by the

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Company, superseding any and all prior such agreements, and cannot be amended, modified, or supplemented in any respect except by subsequent written agreement entered into by the parties.

23. Benefit. Executive acknowledges that the services to be rendered by him are unique and personal; accordingly Executive may not assign any of his rights or delegate duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and be binding upon, the legal representatives, successors and assigns of the Company.

24. Agreement, Read, Understood and Fair. Executive has carefully read and considered all provisions of this Agreement and agrees that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of the Company.

AGREED:
The Company:

Signature

Name

Title

Date

Executive:

Signature /s/ John E. Hiles

Name              John E. Hiles

Date              9-27-94



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